UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2015

Cybergy Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52664	98-0371433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10333 E. Dry Creek Rd, Suite 200 Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

(303) 586-3232
(Registrant’s telephone number, including area code)

N/A
(Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 20, 2015, the Board of Directors (the “Board”) of Cybergy Holdings, Inc., a Nevada corporation (the “Company”), pursuant to the Company’s bylaws increased the number of directors on the Board of Directors by one to five members, creating a vacancy. The Board then appointed Andrew Westlund to fill the vacancy. Andrew Westlund is currently Chief Executive Officer of Organically Grown Company, an importer and distributor of organically grown produce. He has been Chief Executive Officer of Organically Grown Company, a private company, since 2012 after serving on its Board of Directors since 2007 and serving as Chairman of the Board. From 2003 to 2013, he was a consultant working on business development projects for the Texas Transportation Institute, a division of Texas A&M University. From 1998 to 2003, he worked at Amazon.com, serving as Vice President of Global Operations. From his experience, Mr. Westlund will be able to advise the Board of Directors on strategic planning, risk management, corporate governance, human resource and organizational development management. There is no family relationship between Mr. Westlund and any of our other officers and directors. There are no understandings or arrangements between Mr. Westlund and any other person pursuant to which he was selected as a director.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBERGY HOLDINGS, INC.

Date: April 23, 2015	By:	/s/ Dan Hollenbach
Dan Hollenbach
Chief Financial Officer